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                                                                EXHIBIT NO. 23-1










INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Navistar International Corporation on Form S-3 of our reports dated December 10, 2001, included in the Annual Report on Form 10-K of Navistar International Corporation for the year ended October 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ Deloitte & Touche LLP
December 6, 2002
Chicago, Illinois